Exhibit 10.1

SEVENTH LOAN MODIFICATION AGREEMENT

This Seventh Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of September 27, 2010, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and (b) (i) GLOBALOPTIONS, INC., a Delaware corporation with offices at 1501 M Street, N.W., Washington, D.C. 20005 (“Global”), and (ii) THE BODE TECHNOLOGY GROUP, INC., a Delaware corporation with offices at 1501 M Street, N.W., Washington, D.C. 20005 (“Bode”) (Global and Bode are jointly and severally, individually and collectively, referred to herein as the “Borrower”).

1.           DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 31, 2008, evidenced by, among other documents, a certain Fourth Amended and Restated Loan and Security Agreement dated as of March 31, 2008, among Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of March 30, 2009, as further amended by a certain Second Loan Modification Agreement dated as of August 27, 2009, as further amended by a certain Third Loan Modification Agreement dated as of December 31, 2009, as further amended by a certain Fourth Loan Modification Agreement dated as of April 15, 2010, as further amended by a certain Fifth Loan Modification Agreement dated as of July 12, 2010, and as further amended by a certain Sixth Loan Modification Agreement dated as of July 16, 2010 (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.           DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by (a) the Collateral as described in the Loan Agreement, (b) the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of March 31, 2008 between Bank and Global (the “Global IP Security Agreement”), and (c) the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of March 31, 2008 between Bank and Bode (the “Bode IP Security Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.           DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1 thereof:

“           (a)           Availability.

(i)           Subject to the terms of this Agreement, Borrower may request that Bank finance specific Eligible Accounts.  Bank may, in its good faith business discretion in each instance, finance such Eligible Accounts by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the face amount of the Eligible Account.  Bank may, in its sole discretion, change the percentage of the Advance Rate for a particular Eligible Account on a case by case basis.

(ii)           Subject to the terms of this Agreement and prior to the occurrence of the Sale Event, Borrower may request that Bank finance Eligible Accounts on an aggregate basis.  Bank may, in its sole discretion in each instance, finance Eligible Accounts on an aggregate basis by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the aggregate face amount of a summary listing of Eligible Accounts provided to Bank for one Account Debtor (the “Aggregate Eligible Accounts”).  Bank may, in its sole discretion, change the percentage of the Advance Rate for the Aggregate Eligible Accounts on a case by case basis.

(iii)           Any extension of credit made pursuant to the terms of subsection (i) or, prior to the occurrence of the Sale Event, subsection (ii), above shall hereinafter be referred to as an “Advance”.  When Bank makes an Advance, the Eligible Account or, prior to the occurrence of the Sale Event, the Aggregate Eligible Accounts, each become a separate “Financed Receivable”.”

and inserting in lieu thereof the following:

“           (a)           Availability.  Subject to the terms of this Agreement, Borrower may request that Bank finance specific Eligible Accounts.  Bank may, in its good faith business discretion in each instance, finance such Eligible Accounts by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the face amount of the Eligible Account (the “Advance”).  Bank may, in its sole discretion, change the percentage of the Advance Rate for a particular Eligible Account on a case by case basis.  When Bank makes an Advance, the Eligible Account becomes a “Financed Receivable”.”

2	The Loan Agreement shall be amended by deleting the following language, appearing in Section 2.1.1(b) thereof:

“In addition and notwithstanding the foregoing, (i) the aggregate amount of Advances outstanding at any time may not exceed Five Million Dollars ($5,000,000.00), and (ii) prior to the occurrence of the Sale Event, the aggregate amount of Advances made based upon Aggregate Eligible Accounts outstanding at any time may not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00).”

and inserting in lieu thereof the following:

“In addition and notwithstanding the foregoing, the aggregate amount of Advances outstanding at any time may not exceed Five Million Dollars ($5,000,000.00).”

3	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1 thereof:

“           (c)           Borrowing Procedure.

(i)  Prior to the occurrence of the Sale Event, Borrower will deliver an Advance Request and Invoice Transmittal in the form attached hereto as Exhibit C signed by a Responsible Officer for each Advance it requests, accompanied by an accounts receivable aging with respect to Advances requested to be made based upon Aggregate Eligible Accounts, or by invoices with respect to Advances requested to be made based upon Eligible Accounts.  Bank may rely on information set forth in or provided with the Advance Request and Invoice Transmittal.

(ii)  Upon and after the occurrence of the Sale Event, Borrower will deliver an Invoice Transmittal for each Eligible Account it offers.  Bank may rely on information set forth in or provided with the Invoice Transmittal.”

and inserting in lieu thereof the following:

“           (c)           Borrowing Procedure.  Borrower will deliver an Invoice Transmittal for each Eligible Account it offers.  Bank may rely on information set forth in or provided with the Invoice Transmittal.”

4	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(f) thereof:

“If this Agreement is terminated (A) by Bank in accordance with clause (ii) in the foregoing sentence, or (B) by Borrower for any reason, Borrower shall pay to Bank a termination fee in an amount equal to Twenty Five Thousand Dollars ($25,000.00) (the “Early Termination Fee”).  The Early Termination Fee shall be due and payable on the effective date of such termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.  Notwithstanding the foregoing, Bank agrees to waive the Early Termination Fee if Bank agrees to refinance and redocument this Agreement under another division of Bank (in its sole and exclusive discretion) prior to the Maturity Date.”

5	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1 thereof:

“           (h)           Suspension of Advances.   Without limiting the fact that (i) Bank has no obligation to make Advances based upon Aggregate Eligible Accounts prior to the occurrence of the Sale Event, and (ii) Bank shall not make any Advances based upon Aggregate Eligible Accounts upon and after the occurrence of the Sale Event, Borrower’s ability to request that Bank finance Eligible Accounts hereunder will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.”

and inserting in lieu thereof the following:

“           (h)           Suspension of Advances.  Borrower’s ability to request that Bank finance Eligible Accounts hereunder will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.”

6	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2.3 thereof:

“Except as otherwise provided in Section 2.3.1(b)(i) prior to the occurrence of the Sale Event, and at all times upon and after the occurrence of the Sale Event, the Finance Charge is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.”

and inserting in lieu thereof the following:

“The Finance Charge is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.”

7	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.2.4 thereof:

“           2.2.4           Collateral Handling Fee.

(a)           Prior to the occurrence of the Sale Event, Borrower will pay to Bank a collateral handling fee equal to 0.20% (or, with respect to Financed Receivables based upon Aggregate Eligible Accounts, 0.30%) per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year (the “Collateral Handling Fee”), provided, however, for any Subject Month (as of the first calendar day of such month) to the extent that Borrower maintained Liquidity of greater than Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00) at all times during the applicable Testing Month, the Collateral Handling Fee shall be 0.0% (or, with respect to Financed Receivables based upon Aggregate Eligible Accounts, 0.10%) per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year.  This fee is charged on a daily basis which is equal to the Collateral Handling Fee divided by 30, multiplied by the number of days each such Financed Receivable is outstanding, multiplied by the outstanding Financed Receivable Balance.  Except as otherwise provided in Section 2.3.1(b)(i), the Collateral Handling Fee is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.

(b)           Upon and after the occurrence of the Sale Event, Borrower will pay to Bank a collateral handling fee equal to 0.20% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year (the “Collateral Handling Fee”), provided, however, for any Subject Month (as of the first calendar day of such month) to the extent that Borrower maintained Liquidity of greater than Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00) at all times during the applicable Testing Month, the Collateral Handling Fee shall be 0.0% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year.  This fee is charged on a daily basis which is equal to the Collateral Handling Fee divided by 30, multiplied by the number of days each such Financed Receivable is outstanding, multiplied by the outstanding Financed Receivable Balance.  The Collateral Handling Fee is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.

(c)           In computing Collateral Handling Fees under this Agreement, all Collections received by Bank shall be deemed applied by Bank on account of Obligations three (3) Business Days after receipt of the Collections.  After an Event of Default, the Collateral Handling Fee will increase an additional 0.50% effective immediately upon such Event of Default; provided, however, as of the first day of the month following the month in which the applicable Event of Default is cured (so long as at such time there is no other Event of Default), the Collateral Handling Fee shall be reduced to the applicable rate as set forth in the first sentence of subsection (i) or, prior to the occurrence of the Sale Event, subsection (ii) (as applicable) of this Section 2.2.4.”

and inserting in lieu thereof the following:

“           2.2.4           Intentionally Omitted.”

8	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2.5 thereof:

“After each Reconciliation Period, Bank will provide an accounting of the transactions for that Reconciliation Period, including the amount of all Financed Receivables, all Collections, Adjustments, Finance Charges, Collateral Handling Fee, Unused Line Facility Fee, and the Facility Fee.”

and inserting in lieu thereof the following:

After each Reconciliation Period, Bank will provide an accounting of the transactions for that Reconciliation Period, including the amount of all Financed Receivables, all Collections, Adjustments, Finance Charges, Unused Line Facility Fee, and the Facility Fee.

9	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.3.1 thereof:

“           2.3.1           Repayment.

(a)           With respect to Advances made based on specific Eligible Accounts, Borrower will repay each Advance on the earliest of: (i) the date on which payment is received of the Financed Receivable with respect to which the Advance was made, (ii) the date on which the Financed Receivable is no longer an Eligible Account, (iii) the date on which any Adjustment is asserted to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable remains otherwise an Eligible Account), (iv) the date on which there is a breach of any warranty or representation set forth in Section 5.3, or (v) the Maturity Date (including any early termination). Each payment will also include all accrued Finance Charges and Collateral Handling Fees with respect to such Advance and all other amounts then due and payable hereunder.

(b)           With respect to Advances made based on Aggregate Eligible
Accounts:

(i)           Prior to the occurrence of the Sale Event, Borrower shall pay to Bank, on the first day of each Reconciliation Period, and contemporaneously with payment in full of an Advance made based upon Aggregate Eligible Accounts, all accrued Finance Charges and Collateral Handling Fees on the Advances made based on the Aggregate Eligible Accounts;

(ii)           Borrower shall also pay the principal amount of each Advance made based on Aggregate Eligible Accounts on the earliest of: (A) the date the Financed Receivable (or any portion thereof) is no longer an Eligible Account, or an Adjustment has been made to any portion of the Aggregate Eligible Accounts, or any Account comprising the Aggregate Eligible Accounts has been paid by the Account Debtor (but in each case only up to the portion of Advances such that the aggregate Financed Receivable Balance (net of any Accounts that are paid, not Eligible Accounts, or subject to an Adjustment) is not less than 125% of the aggregate Advances made thereon); (B) the date on which there is a breach of any warranty or representation set forth in Section 5.3; (C) the occurrence of the Sale Event; or (D) the Maturity Date (including any early termination); and

(iii)           In addition to the foregoing, prior to the occurrence of the Sale Event, Borrower hereby authorizes Bank to, at Bank’s election in its sole discretion, refinance each outstanding Advance which is made based upon Aggregate Eligible Accounts at any time, including, without limitation, when a portion of the Advance is repaid or when Bank makes an additional Advance pertaining to Aggregate Eligible Accounts in respect of the same Account Debtor.  Each such refinancing shall consist of the creation of a new “placeholder note” on the books of Bank which evidences the Financed Receivable Balance with respect to such Advance.”

and inserting in lieu thereof the following:

“           2.3.1           Repayment.  Borrower will repay each Advance on the earliest of: (a) the date on which payment is received of the Financed Receivable with respect to which the Advance was made, (b) the date on which the Financed Receivable is no longer an Eligible Account, (c) the date on which any Adjustment is asserted to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable remains otherwise an Eligible Account), (d) the date on which there is a breach of any warranty or representation set forth in Section 5.3, or (e) the Maturity Date (including any early termination).  Each payment will also include all accrued Finance Charges with respect to such Advance and all other amounts then due and payable hereunder.”

10	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.3.2 thereof:

“The demand may, at Bank’s option, include the Advance for each Financed Receivable then outstanding and all accrued Finance Charges, the Early Termination Fee, the Unused Line Facility Fee, Collateral Handling Fee, attorneys’ and professional fees, court costs and expenses, and any other Obligations.”

and inserting in lieu thereof the following:

“The demand may, at Bank’s option, include the Advance for each Financed Receivable then outstanding and all accrued Finance Charges, the Unused Line Facility Fee, attorneys’ and professional fees, court costs and expenses, and any other Obligations.”

11	The Loan Agreement shall be amended by deleting the following, appearing as Section 6. thereof:

“           6.7           Financial Covenants.  Borrower shall maintain at all times, to be tested as of the last day of each month:

(a)           EBDA.  EBDA for the three-month period ending on the last day of each month of at least:

May 1, 2010 through July 31, 2010	($1,500,000.00)
June 1, 2010 through August 31, 2010	($1,000,000.00)
July 1, 2010 through September 30, 2010	($1,500,000.00)
August 1, 2010 through October 31, 2010, and for each three-month period ending on the last day of each month thereafter	($1,000,000.00)”

and inserting in lieu thereof the following:

“           6.7           Financial Covenant - Liquidity.  Borrower shall maintain at all times, to be tested as of the last day of each month, Liquidity of at least Five Million Dollars ($5,000,000.00).”

12	The Loan Agreement shall be amended by deleting the following, appearing as Section 7.6 thereof:

“           7.6           Distributions; Investments.  (a) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.”

and inserting in lieu thereof the following:

“           7.6           Distributions; Investments.  (a) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, provided, however Borrower may repurchase capital stock in cash on the open market in an aggregate amount of no more than Three Million Dollars ($3,000,000.00), so long as no Event of Default exists or would occur as a result of such repurchase.”

13	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“           “Advance Request and Invoice Transmittal” shows Eligible Accounts and/or Aggregate Eligible Accounts which Bank may finance and, for each such Account, includes the Account Debtor’s, name, address, invoice amount, invoice date and invoice number.”

“           “Aggregate Eligible Accounts” is defined in Section 2.1.1.”

“           “Collateral Handling Fee” is defined in Section 2.2.4.”

“           “Early Termination Fee” is defined in Section 2.1.1.”

“           “Subject Month” is the month which is two (2) calendar months after any Testing Month.”

“           “Testing Month” is any month with respect to which Bank has tested Borrower's Liquidity in order to determine the Collateral Handling Fee in Section 2.2.4 or the Applicable Rate.”

14	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“           “Applicable Rate” is a per annum rate equal to the Prime Rate plus one and three quarters of one percent (1.75%), provided, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower maintained Liquidity of greater than Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00) at all times during the applicable Testing Month, the Applicable Rate shall be a per annum rate equal to the Prime Rate plus one percent (1.0%).”

“           “Collections” are (a) all funds received by Bank from or on behalf of an Account Debtor for Financed Receivables, and (b) prior to the occurrence of the Sale Event, any refinancing by Bank, to be completed at Bank’s discretion pursuant to Section 2.3.1(b)(iii), of any Advance (or portion thereof) which is based upon Aggregate Eligible Accounts.”

“           “Financed Receivables” are all those Eligible Accounts and, prior to the occurrence of the Sale Event, Aggregate Eligible Accounts, including their proceeds which Bank finances and makes an Advance, as set forth in Section 2.1.1.  A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been fully paid.”

“           “Liquidity” is (a) Borrower’s unrestricted cash at Bank, plus (b)  Borrower’s accounts receivable which are not outstanding more than ninety (90) days from the invoice date (which period shall be one hundred twenty (120) days of the invoice date if the Account Debtor is the State of Louisiana), minus (c) all Obligations.”

“           “Maturity Date” is September 29, 2010.”

“           “Obligations” are all advances, liabilities, obligations, covenants and duties owing, arising, due or payable by Borrower to Bank now or later under this Agreement or any other document, instrument or agreement, account (including those acquired by assignment) primary or secondary, such as all Advances, Finance Charges, Facility Fee, Early Termination Fee, Collateral Handling Fee, Unused Line Facility Fee, interest, fees, expenses, professional fees and attorneys’ fees, or other amounts now or hereafter owing by Borrower to Bank.”

and inserting in lieu thereof the following:

“           “Applicable Rate” is a per annum rate equal to the Prime Rate plus one percent (1.0%).”

“           “Collections” are all funds received by Bank from or on behalf of an Account Debtor for Financed Receivables.”

“           “Financed Receivables” are all those Eligible Accounts, including their proceeds which Bank finances and makes an Advance, as set forth in Section 2.1.1.  A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been fully paid.”

“           “Liquidity” is (a) Borrower’s unrestricted cash at Bank, plus (b)  Borrower’s accounts receivable which are not outstanding more than ninety (90) days from the invoice date, minus (c) all Obligations.”

“           “Maturity Date” is January 27, 2011.”

“           “Obligations” are all advances, liabilities, obligations, covenants and duties owing, arising, due or payable by Borrower to Bank now or later under this Agreement or any other document, instrument or agreement, account (including those acquired by assignment) primary or secondary, such as all Advances, Finance Charges, Facility Fee, Unused Line Facility Fee, interest, fees, expenses, professional fees and attorneys’ fees, or other amounts now or hereafter owing by Borrower to Bank.”

15	The Loan Agreement shall be amended by deleting the Compliance Certificate appearing as Exhibit B thereto and inserting in lieu thereof the Compliance Certificate attached on Schedule 1 hereto.

4.           FEES.  Borrower shall pay to Bank a modification fee equal to Eight Thousand Five Hundred Dollars ($8,500.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.   Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.           RATIFICATION OF IP SECURITY AGREEMENTS.

(a)           Global hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Global IP Security Agreement and acknowledges, confirms and agrees that the Global IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined therein.

(b)           Bode hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Bode IP Security Agreement and acknowledges, confirms and agrees that the Bode IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined therein.

6.           RATIFICATIONS OF PERFECTION CERTIFICATES.

(a)           Global hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 31, 2008 between Global and Bank, and acknowledges, confirms and agrees the disclosures and information Global provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

(b)           Bode hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 31, 2008 between Bode and Bank, and acknowledges, confirms and agrees the disclosures and information Bode provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

7.           CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.           RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.           NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

11.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

GLOBALOPTIONS, INC.		SILICON VALLEY BANK

By:	/s/ Jeffrey O. Nyweide	By:	/s/ Amber L. Mackie

Name:	Jeffrey O. Nyweide	Name:	Amber L. Mackie

Title:	CFO	Title:	Vice President

THE BODE TECHNOLOGY GROUP, INC.

By:	/s/ Jeffrey O. Nyweide

Name:	Jeffrey O. Nyweide

Title:	CFO

The undersigned, GLOBALOPTIONS GROUP, INC. (“Guarantor”) hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of (a) a certain Unconditional Guaranty (the “Guaranty”) dated as of March 31, 2008, executed and delivered by Guarantor, pursuant to which Guarantor unconditionally guaranteed the prompt, punctual and faithful payment and performance of all Obligations of Borrower to Bank, (b) a certain Security Agreement (the “Security Agreement”) dated as of March 31, 2008, between Guarantor and Bank, pursuant to which Guarantor granted Bank a continuing first priority security interest in the Collateral (as the term is defined therein) to secure the payment and performance of the Obligations under the Guaranty in accordance with the terms of the Security Agreement, and (c) a certain Intellectual Property Security Agreement (the “IP Agreement”) dated as of March 31, 2008, between Guarantor and Bank, pursuant to which Guarantor granted Bank a continuing first priority security interest in the Intellectual Property Collateral (as the term is defined therein) to secure the payment and performance of the Obligations under the Guaranty in accordance with the terms of the IP Agreement.  In addition, Guarantor acknowledges, confirms and agrees that the Guaranty, Security Agreement, and IP Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

GLOBALOPTIONS GROUP, INC.

By:	/s/ Jeffrey O. Nyweide

Name:	Jeffrey O. Nyweide

Title:	CFO